Exhibit 99.1

Pro-Pharmaceuticals to Account for Warrants as Liabilities

from 2003 and 2004 Equity Finance Transactions

Liability Treatment Does Not Change Operating Expenses

or Cash Position

Newton, Mass. (February 16, 2007) Pro-Pharmaceuticals, Inc. (Amex: PRW), a developer of novel carbohydrate compounds, today announced it has determined that the common stock purchase warrants that were issued as part of equity finance transactions in October 2003, April 2004 and August 2004, which were accounted for in stockholders’ equity at fair value upon issuance, should have been accounted for as liabilities. The warrants, when classified as liabilities, are required to be marked to market at fair value at each reporting period, which results in a non-cash charge or credit to other income and expense in the Company’s Statement of Operations. The Company is currently quantifying the effect of the error on its financial statements. Accounting for the warrants as liabilities does not change the Company’s operating expenses or its cash position.

On February 13, 2007, the Company and the Audit Committee of its Board of Directors concluded that the Company’s audited financial statements for the years ended December 31, 2005, 2004, and 2003, as well as related reports of the Company’s independent registered public accounting firm, and interim reports from the first quarter of 2004 through the third quarter of 2006, should no longer be relied upon. The Company intends to restate its financial statements and related financial information for the years ended December 31, 2005, 2004 and 2003 and related interim reports during the years ended December 31, 2006 and 2005, respectively, in its Annual Report on Form 10-K for the year ended December 31, 2006. As soon as practicable thereafter, the Company intends to amend its previously filed Quarterly Reports on Form 10-Q for each of the first three quarters in the year ended December 31, 2006.

About Pro-Pharmaceuticals, Inc. – Advancing Drugs Through Glycoscience®

Pro-Pharmaceuticals is a development stage pharmaceutical company engaged in the discovery, development and commercialization of carbohydrate-based therapeutic compounds for advanced treatment of cancer, liver, microbial, cardiovascular and inflammatory diseases. Initially, the product pipeline is principally focused on increasing the efficacy and decreasing the toxicity of approved chemotherapy drugs. The Company has been conducting clinical and pre-clinical studies with its lead compound, DAVANAT®, in combination with 5-FU, leucovorin, irinotecan, doxorubicin, oxaliplatin, paclitaxel, cisplatin, and bevacizumab (AVASTIN®). Results show that DAVANAT® exhibits a broad spectrum of activity with tested drugs. The Company is developing other carbohydrate-based therapeutic compounds that are currently in the pre-clinical stage of development. Founded in 2000, the Company is headquartered in Newton, Mass. Additional information is available at www.pro-pharmaceuticals.com.

FORWARD LOOKING STATEMENTS: Any statements in this news release may contain forward-looking statements. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” and “should,” and their variants, identify forward-looking statements. Forward-looking statements include the Company’s expectations regarding the need to amend or restate its financial statements, the reasons for the amendment or restatement, the periods affected, the impact of the amended or restated financial information on the Company’s results and its expectations regarding the filing of the restated or amended financial statements. These statements speak only as of the date hereof and are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the final outcome of the Company’s accounting review and actions that may be taken or required as a result of the expected restatement or amendment, and the conclusions reached by the Company’s management, Audit Committee, Board of Directors or its independent registered public accounting firm based on the results of the review. For other factors that could cause the Company’s results to vary from expectations, please see the section entitled “Risk Factors” in the Company’s annual report on Form 10-K for the year ended December 31, 2005 and its Quarterly Report on Form 10-Q for the three months ended September 30, 2006 and other factors detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company expressly disclaims any obligation to revise or update publicly and forward-looking statements.

Contact: Pro-Pharmaceuticals, Inc., Anthony D. Squeglia: 617.559.0033; squeglia@pro-pharmaceuticals.com.